UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 4, 2006

                              KANSAS CITY SOUTHERN
                              --------------------
               (Exact name of company as specified in its charter)

         DELAWARE                       1-4717                 44-0663509
(State or other jurisdiction   (Commission file number)       (IRS Employer
     of incorporation)                                    Identification Number)

                427 West 12th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (816) 983-1303

Not Applicable (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2006, Kansas City Southern ("KCS") entered into an Underwriting Agreement with Grupo TMM, S.A. ("Grupo TMM") and Morgan Stanley & Co.
Incorporated in connection with a public offering by Grupo TMM of 1,494,469 shares of common stock of KCS owned by Grupo TMM. KCS will not receive any of the proceeds from the sale of such shares by Grupo TMM. The form of Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 8.01 Other Events.

KCS announced on December 4, 2006, that Grupo TMM has commenced a public offering of 1,494,469 shares of KCS common stock owned by Grupo TMM. See the press release attached hereto as Exhibit 99.1 for additional information.

KCS announced on December 4, 2006 that Grupo TMM and Morgan Stanley & Co. Incorporated had priced the KCS shares offered by Grupo TMM. See the press release attached as Exhibit 99.2 for additional information.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

1.1 Underwriting Agreement dated December 4, 2006 among KCS, Grupo TMM and Morgan Stanley & Co. Incorporated.

99.1 Press release dated December 4, 2006.

99.2 Press release dated December 4, 2006



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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2006                         KANSAS CITY SOUTHERN


                                         By:  /s/ Paul J. Weyandt
                                              --------------------------------
                                              Paul J. Weyandt
                                              Senior Vice President - Finance
                                                and Treasurer